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As filed with the Securities and Exchange Commission on July 22, 2008

Registration No. 001-34063

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

TREE.COM, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-2414818 (I.R.S. Employer Identification No.)
11115 Rushmore Drive Charlotte, NC (Address of Principal Executive Offices)	28277 (Zip Code)
(704) 541-5351 (Registrant's telephone number, including area code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

        Securities to be registered pursuant to Section 12(g) of the Act:

        None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

        This Registration Statement has been prepared on a prospective basis on the assumption that, among other things, the spin-offs (as described in the Information Statement which is a part of this Registration Statement) and the related transactions contemplated to occur prior to or contemporaneously with the spin-offs will be consummated as contemplated by the Information Statement. There can be no assurance, however, that any or all of such transactions will occur or will occur as so contemplated. Any significant modifications to or variations in the transactions contemplated will be reflected in an amendment or supplement to this Registration Statement.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND
ITEMS OF FORM 10

        This registration statement on Form 10 of Tree.com, Inc. ("Tree.com") hereby incorporates by reference the information contained in the information statement filed as Exhibit 99.1 to this Form 10 (the "Information Statement"). For your convenience, Tree.com has provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See "Summary," "Risk Factors," "Certain Information With Respect To Tree.com—Business of Tree.com" and "Certain Relationships and Related Party Transactions"
Item 1A.	Risk Factors	See "Risk Factors" and "Certain Information With Respect To Tree.com—Risk Factors Relating to the Business of Tree.com Following the Spin-Offs"
Item 2.	Financial Information
See "Certain Information With Respect To Tree.com—Capitalization," "Certain Information With Respect To Tree.com—Selected Historical Financial Data," "Certain Information With Respect To Tree.com—Unaudited Pro Forma Condensed Consolidated Financial Statements," "Certain Information With Respect To Tree.com—Management's Discussion and Analysis of Financial Condition and Results of Operations of Tree.com," "Certain Information With Respect To Tree.com—Quantitative and Qualitative Disclosures about Market Risk" and "Annex D—Tree.com Consolidated Financial Statements"
Item 3.	Properties	See "Certain Information With Respect To Tree.com—Business of Tree.com—Properties"
Item 4.	Security Ownership of Certain Beneficial Owners and Management	See "Certain Information With Respect To Tree.com—Tree.com Security Ownership of Certain Beneficial Owners and Management"
Item 5.	Directors and Executive Officers	See "Certain Information With Respect To Tree.com—Management of Tree.com"
Item 6.	Executive Compensation	See "Certain Information With Respect To Tree.com—Tree.com Executive Compensation" and "Spinco Stock and Annual Incentive Plans"
Item 7.	Certain Relationships and Related Transactions, and Director Independence	See "Certain Information With Respect To Tree.com" and "Certain Relationships and Related Party Transactions"
Item 8.	Legal Proceedings	See "Certain Information With Respect To Tree.com—Business of Tree.com—Tree.com Legal Proceedings"
Item 9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters
See "Summary," "The Separation," "Dividend Policy," "Certain Information With Respect To Tree.com—Tree.com Executive Compensation," "Certain Information With Respect To Tree.com—Tree.com Security Ownership of Certain Beneficial Owners and Management," "Certain Information With Respect To Tree.com—Capitalization" and "Spinco Stock and Annual Incentive Plans"
Item 10.	Recent Sales of Unregistered Securities	Not applicable

2

Item 11.	Description of Registrant's Securities to be Registered	See "The Separation" and "Description of Capital Stock of the Spincos"
Item 12.	Indemnification of Directors and Officers	See "Description of Capital Stock of the Spincos—Limitation on Liability of Directors and Indemnification of Directors and Officers" and "Certain Relationships and Related Party Transactions"
Item 13.	Financial Statements and Supplementary Data
See "Certain Information With Respect To Tree.com—Selected Historical Financial Data," "Certain Information With Respect To Tree.com—Unaudited Pro Forma Condensed Consolidated Financial Statements" and "Annex D—Tree.com Consolidated Financial Statements"
Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable
Item 15.	Financial Statements and Exhibits	See "Certain Information With Respect To Tree.com—Unaudited Pro Forma Condensed Consolidated Financial Statements" and "Annex D—Tree.com Consolidated Financial Statements"

  (a)   List of Financial Statements and Schedules.

    The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

      (1)
      Unaudited Pro Forma Condensed Consolidated Financial Statements of Tree.com, Inc.; and

      (2)
      Tree.com Consolidated Financial Statements, including Report of Independent Registered Public Accounting Firm

      (3)
      Schedule of Valuation and Qualifying Accounts

  (b)   Exhibits.

    The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
3.1	Form of Amended and Restated Certificate of Incorporation of Tree.com, Inc.*
3.2	Form of Amended and Restated By-laws of Tree.com, Inc.*
10.1	Form of Tax Sharing Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
10.2	Form of Transition Services Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
10.3	Form of Employee Matters Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*

3

10.4
Spinco Agreement, dated as of May 13, 2008, between IAC/InterActiveCorp, Liberty Media Corporation, LMC Silver King, Inc., Liberty HSN II, Inc., LMC USA VIII, Inc., LMC USA IX, Inc., LMC USA XI, Inc., LMC USA XII, Inc., LMC USA XIII, Inc., LMC USA XIV, Inc., LMC USA XV, Inc., Liberty Tweety, Inc., BDTV Inc., BDTV II Inc., BDTV III Inc., BDTV IV Inc. and Barry Diller (filed as Exhibit 10.1 to IAC/InterActiveCorp's Current Report on Form 8-K (SEC File No. 0-20570) dated May 13, 2008 and incorporated herein by reference)
10.5	Employment Agreement between Robert L. Harris and LendingTree, LLC, dated as of June 30, 2008*†
10.6	Employment Agreement between Douglas R. Lebda and IAC/InterActiveCorp, dated as of January 7, 2008†
10.7	Employment Agreement between Bret A. Violette and IAC/InterActiveCorp, dated as of April 11, 2007†
10.8
Amended and Restated Restricted Share Grant and Shareholders' Agreement, dated as of July 7, 2003, by and among Forest Merger Corp., LendingTree, Inc., InterActiveCorp and the Grantees named therein, as amended (filed as Exhibit 99.4 to Amendment No. 1 to IAC/InterActiveCorp's Registration Statement on Form S-4 (SEC File No. 333-105876) filed on July 10, 2003 and incorporated herein by reference)†
10.9	Correspondent Loan Purchase Agreement, dated as of April 26, 2004, between CitiMortgage, Inc. and Home Loan Center, Inc.
10.10	Loan Purchase Agreement, dated as of April 16, 2002, between Countrywide Home Loans, Inc. and Home Loan Center, Inc.
10.11	Tree.com, Inc. 2008 Stock and Annual Incentive Plan*†
10.12
Warehousing Credit Agreement, dated as of November 26, 2007, by and among Home Loan Center, Inc. d/b/a LendingTree Loans, National City Bank and National City Bank in its capacity as Agent for the Banks (as defined therein)
10.13	Master Repurchase Agreement, dated as of January 25, 2008, by and among Countrywide Bank, FSB and Home Loan Center, Inc. (the "Master Repurchase Agreement")
10.14	Notice, dated June 25, 2008, issued by Countrywide Warehouse Lending, regarding certain amendments to the Master Repurchase Agreement
10.15	Deferred Compensation Plan for Non-Employee Directors*†
21.1	Subsidiaries of Tree.com, Inc.*
99.1	Preliminary Information Statement of HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc., subject to completion, dated July 22, 2008
99.2	Supplemental Quarterly Financial Data for the Year Ended December 31, 2007 (filed as Exhibit 99.2 to Tree.com, Inc.'s Amendment No. 1 to Form 10 and incorporated herein by reference)

*
To be filed by amendment

†
Reflects management contracts and management and director compensatory plans

4

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tree.com, Inc.
By:	/s/ GREGORY R. BLATT
Name: Gregory R. Blatt
Title: Vice President

Dated: July 22, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
3.1	Form of Amended and Restated Certificate of Incorporation of Tree.com, Inc.*
3.2	Form of Amended and Restated By-laws of Tree.com, Inc.*
10.1	Form of Tax Sharing Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
10.2	Form of Transition Services Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
10.3	Form of Employee Matters Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
10.4
Spinco Agreement, dated as of May 13, 2008, between IAC/InterActiveCorp, Liberty Media Corporation, LMC Silver King, Inc., Liberty HSN II, Inc., LMC USA VIII, Inc., LMC USA IX, Inc., LMC USA XI, Inc., LMC USA XII, Inc., LMC USA XIII, Inc., LMC USA XIV, Inc., LMC USA XV, Inc., Liberty Tweety, Inc., BDTV Inc., BDTV II Inc., BDTV III Inc., BDTV IV Inc. and Barry Diller (filed as Exhibit 10.1 to IAC/InterActiveCorp's Current Report on Form 8-K (SEC File No. 0-20570) dated May 13, 2008 and incorporated herein by reference)
10.5	Employment Agreement between Robert L. Harris and LendingTree, LLC, dated as of June 30, 2008*†
10.6	Employment Agreement between Douglas R. Lebda and IAC/InterActiveCorp, dated as of January 7, 2008†
10.7	Employment Agreement between Bret A. Violette and IAC/InterActiveCorp, dated as of April 11, 2007†
10.8
Amended and Restated Restricted Share Grant and Shareholders' Agreement, dated as of July 7, 2003, by and among Forest Merger Corp., LendingTree, Inc., InterActiveCorp and the Grantees named therein, as amended (filed as Exhibit 99.4 to Amendment No. 1 to IAC/InterActiveCorp's Registration Statement on Form S-4 (SEC File No. 333-105876) filed on July 10, 2003 and incorporated herein by reference)†
10.9	Correspondent Loan Purchase Agreement, dated as of April 26, 2004, between CitiMortgage, Inc. and Home Loan Center, Inc.
10.10	Loan Purchase Agreement, dated as of April 16, 2002, between Countrywide Home Loans, Inc. and Home Loan Center, Inc.
10.11	Tree.com, Inc. 2008 Stock and Annual Incentive Plan*†
10.12
Warehousing Credit Agreement, dated as of November 26, 2007, by and among Home Loan Center, Inc. d/b/a LendingTree Loans, National City Bank and National City Bank in its capacity as Agent for the Banks (as defined therein)
10.13	Master Repurchase Agreement, dated as of January 25, 2008, by and among Countrywide Bank, FSB and Home Loan Center, Inc. (the "Master Repurchase Agreement")
10.14	Notice, dated June 25, 2008, issued by Countrywide Warehouse Lending, regarding certain amendments to the Master Repurchase Agreement
10.15	Deferred Compensation Plan for Non-Employee Directors*†
21.1	Subsidiaries of Tree.com, Inc.*
99.1	Preliminary Information Statement of HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc., subject to completion, dated July 22, 2008
99.2	Supplemental Quarterly Financial Data for the Year Ended December 31, 2007 (filed as Exhibit 99.2 to Tree.com, Inc.'s Amendment No. 1 to Form 10 and incorporated herein by reference)

*
To be filed by amendment

†
Reflects management contracts and management and director compensatory plans

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INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
SIGNATURES
EXHIBIT INDEX